Exhibit 10.1

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of [—], 2008, by and between Potlatch RetainCo LLC, a Delaware limited liability company (“Potlatch”), and Clearwater Paper Corporation, a Delaware corporation (formerly named Potlatch Forest Products Corporation) (“Clearwater”) (each, a “Party,” and together, the “Parties”).

RECITALS:

WHEREAS, Potlatch Corporation and Clearwater have entered into that certain Separation and Distribution Agreement, dated as of [—], 2008 (the “Separation and Distribution Agreement”), pursuant to which and subject to the terms and conditions set forth therein, the Retained Business and the Pulp-Based Business shall be separated into two independent companies (the “Separation”), and the Clearwater Common Stock shall thereafter be distributed on a pro rata basis to Potlatch Corporation’s shareholders (capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Separation and Distribution Agreement); and

WHEREAS, in order to facilitate the Separation, the Parties have agreed that certain shared services and certain common uses of facilities and equipment should continue for a transitional period after the Effective Time.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.	Description of Transition Services.

(a) Potlatch shall (or shall cause its applicable Affiliate, as necessary, to), subject to the terms and provisions of this Agreement (including Exhibit A):

(i) provide Clearwater (or its Affiliate, as applicable) with general services of a financial, technical, commercial, administrative or advisory nature as set forth on Exhibit A (the “Potlatch Services”);

(ii) where applicable, assist Clearwater (or its Affiliate, as applicable) in the efficient transfer of each of the Potlatch Services, including training of the personnel primarily responsible for each of the Potlatch Services going forward; and

(iii) render such other specific services as may be from time to time reasonably requested, within the scope of the services set forth on Exhibit A or, if such additional services are not contemplated by Exhibit A, at its discretion and its reasonable ability to supply such additional services at the time of such request.

Unless otherwise specifically provided on Exhibit A, Potlatch will provide each of the Potlatch Services until [—]. Clearwater may, at its option, upon no less than 30 days’ prior written notice (or such other period as the Parties may mutually agree), direct Potlatch to no longer provide all or any category or portion of the Potlatch Services.

(b) Clearwater shall (or shall cause its applicable Affiliate, as necessary, to), subject to the terms and provisions of this Agreement (including Exhibit B):

(i) provide Potlatch (or its Affiliate, as applicable) with general services of a financial, technical, commercial, administrative or advisory nature as set forth on Exhibit B (the “Clearwater Services,” and together with the Potlatch Services, the “Transition Services”);

(ii) where applicable, assist Potlatch (or its Affiliate, as applicable) in the efficient transfer of each of the provided Clearwater Services, including training of the personnel primarily responsible for each of the Clearwater Services going forward; and

(iii) render such other specific services as may be from time to time reasonably requested, within the scope of the services set forth on Exhibit B or, if such additional services are not contemplated by Exhibit B, at its discretion and its reasonable ability to supply such additional services at the time of such request.

Unless otherwise specifically provided on Exhibit B, Clearwater will provide each of the Clearwater Services until [—]. Potlatch may, at its option, upon no less than 30 days’ prior written notice (or such other period as the Parties may mutually agree), direct Clearwater to no longer provide all or any category or portion of the Clearwater Services.

2. Consideration for Services. Each Party receiving the services (the “Receiving Party”) shall pay the Party providing the services (the “Performing Party”) in accordance with this Section 2, and each Performing Party shall accept as consideration for the services rendered hereunder, the following service charges:

(a) for the Transition Services rendered pursuant to Section 1(a)(i) and Section 1(b)(i), the Receiving Party will be charged the fees set forth on Exhibit A or Exhibit B, as applicable; and

(b) for any additional services rendered pursuant to Section 1(a)(iii) and Section 1(b)(iii), the Receiving Party will be charged certain fees to be negotiated and agreed to in good faith by the Parties at the time such services are requested.

3. Terms of Payment. Each Performing Party shall submit in writing an invoice covering its charges for services it renders hereunder. Such invoice shall be submitted on a monthly basis and shall contain a summary description of the charges and services rendered. Payment shall be made no later than 30 days after the invoice date.

4. Method of Payment. All amounts payable for services shall be remitted in U.S. dollars to a bank to be designated in the invoice or otherwise in writing, unless otherwise provided for and agreed upon in writing by the Parties. Detailed billing information will be provided upon request.

5. WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES OR GUARANTIES AND THERE ARE NO IMPLIED WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

6. Indemnity. Each Party shall indemnify, defend and hold harmless the other Party and its Affiliates, directors, officers, employees and agents, and each of the successors and assigns of any of the foregoing, from and against any and all Third Party Claims relating to, arising out of or resulting from gross negligence or willful misconduct of such Party in the performance of its obligations hereunder, or breach of this Agreement, other than to the extent such Third Party Claims are attributable to the gross negligence, negligence, willful misconduct or breach of this Agreement by any Person so indemnified.

7.	Limitation on Liability.

(a) In no event shall either Party have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect loss or damage suffered by the other Party arising from or related to this Agreement, including without limitation, loss of data, profits (excluding profits under this Agreement), interest or revenue, or use or interruption of business, even if such Party is advised of the possibility of such losses or damages.

(b) In no event shall a Party be liable for the acts or omissions of third party providers of equipment or services.

(c) In no event will a Party’s liability, whether based on contract, tort (including without limitation, negligence), warranty or any other legal or equitable grounds, exceed in the aggregate the amount of fees paid or owed to such Party for services provided pursuant to this Agreement for the six month period prior to the date the claim giving rise to such liability occurred or, if six months has not elapsed between the Effective Time and the date giving rise to such liability, then the amount of aggregate monthly fees set forth on Exhibit A or Exhibit B, as applicable, multiplied by six; provided, however, that in either case such fees shall exclude any amounts paid or to be paid to third party providers for equipment or services.

(d) The limitations set forth in Section 7(c) above shall not apply to liabilities which may arise as the result of (i) willful misconduct or gross negligence of a Party or its Affiliates; (ii) indemnity obligations pursuant to Section 6; (iii) the other party’s breach of the confidentiality obligations set forth in this Agreement; (iv) amounts inadvertently overpaid by either Party, or (v) amounts for charges otherwise due and payable under this Agreement.

8.	Termination.

(a) This Agreement shall terminate on [—], but may be terminated earlier in accordance with the following:

(i) upon the mutual written agreement of the Parties;

(ii) by either Party for material breach of any of the terms hereof by the other Party if the breach is not cured within 30 calendar days after written notice of breach is delivered to the defaulting Party; or

(iii) by either Party upon written notice to the other Party if the other Party shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy.

(b) Upon any termination, each Party shall be compensated for all Transition Services performed to the date of termination in accordance with the provisions of this Agreement.

(c) In the event of a termination and upon expiration of this Agreement (or one or more of the services), the Performing Party shall be entitled to the payment or reimbursement of, and the Receiving Party shall pay and reimburse the Performing Party within 30 days of such termination or expiration for all amounts due to the Performing Party under this Agreement, including amounts incurred in connection with the provision of services through the date of such termination or expiration that are not yet due and payable to the Performing Party under this Agreement. Upon termination by the Receiving Party of any service(s) hereunder pursuant to the last sentence of Section 1(a) or the last sentence of Section 1(b), as applicable, the Receiving Party shall reimburse the Performing Party for any and all costs and expenses accruing after such termination and incurred by the Performing Party as a result of the provision of the service(s) (e.g., additional license fees).

9. Performance of Transition Services. The Performing Party shall perform its duties and discharge its obligations under this Agreement in a commercially reasonable manner based upon its current practices (including the software and equipment utilized by the Performing Party) in providing analogous services for itself or its Affiliates as of the Effective Time (or prior practices in the absence of a current practice) and in accordance with any service levels and performance obligations specified in the applicable section of Exhibit A or Exhibit B, as applicable. This obligation is subject to the following conditions:

(a) The Performing Party shall not be required to perform any service in a manner that would constitute a violation of applicable law;

(b) The Performing Party shall not be required to perform any service for the benefit of any Person other than the Receiving Party and its Affiliates;

(c) Except as set forth in Exhibit A or Exhibit B, as applicable, the Performing Party shall not be obligated to (i) hire or train additional employees, (ii) purchase, lease or license any additional equipment or software (iii) use or make available to the Receiving Party any upgrades, improvements or other changes in the equipment or software used by the Performing Party to the extent that the Performing Party would incur additional cost or expense not advanced by the Receiving Party in doing so, or (iv) pay any cost related to the transfer or conversion of information to the Receiving Party upon termination of the services;

(d) Except as set forth in Exhibit A or Exhibit B, the Performing Party shall be solely responsible for maintaining, during the applicable service period, equipment, software, licenses, personnel, facilities and other resources reasonably necessary for its provision of the services for which it is responsible that are substantially equivalent to those resources that were available to the Performing Party at the Effective Time;

(e) The Receiving Party shall, and shall cause its applicable Affiliates to, make available on a timely basis to the Performing Party and to any third party provider, (i) information reasonably requested by such Person to enable the performance of services, and (ii) reasonable access to the premises of the Receiving Party and such Affiliates and the systems, software and networks located therein, to the extent necessary for the purpose of providing the services; and

(f) The Receiving Party shall use commercially reasonable efforts to reduce or eliminate its dependency on each service as soon as is reasonably practicable.

10. Independent Contractor. Each Performing Party is providing services pursuant to this Agreement as an independent contractor and the Parties hereby acknowledge that they do not intend to create a joint venture, partnership or any other type of agency between them.

11. Confidentiality. Each Party shall keep confidential, and use reasonable efforts to cause its Affiliates and each of their respective officers, directors, employees, agents and advisors to keep confidential, all information relating to the other Party, and its respective subsidiaries and businesses obtained in connection with the provision or receipt of services under or pursuant to this Agreement, all in accordance with, and subject to the terms of the confidentiality provisions of the Separation and Distribution Agreement. Nothing in this Section 11 shall be construed to prevent the Receiving Party from disclosing information relating to this Agreement or the services provided to the Receiving Party upon receipt of the written consent of the Performing Party, which consent will not be unreasonably withheld or delayed, to the extent that such disclosure is required to permit the Receiving Party to arrange for the provision of such services after the termination of this Agreement.

12. Ownership of Information. Any information owned by one Party or any of its Affiliates that is provided to another Party or any of its Affiliates pursuant to this Agreement shall remain the property of the providing Party. Except to the extent necessary for the Performing Party or any of its Affiliates to provide services to the Receiving Party or any of its Affiliates under this Agreement, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information. Furthermore, each Receiving Party acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any intellectual property that is owned or licensed by any Performing Party, by reason of the provision of the services provided hereunder. No Receiving Party will remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by any Performing Party, and each Receiving Party shall reproduce any such notices on any and all copies thereof. No Receiving Party will attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by any Performing Party, and each Receiving Party shall promptly notify such Performing Party of any such attempt of which it becomes aware.

13. Records. Each Performing Party shall maintain and retain records related to the provision of its services under this Agreement consistent with its policies regarding its own retention of records. As needed from time to time during the period in which services are provided, and upon termination of the provision of any service, the Parties agree to provide each other with records related to the provision of the services under this Agreement to the extent that (i) such records exist in the ordinary course of business, (ii) the Party providing such records is reimbursed for any costs related to supplying such records, and (iii) such records are reasonably necessary for the requesting Party to comply with its obligations under this Agreement or applicable law.

14. Amendment; Waiver. This Agreement may be modified or amended only by the agreement of the Parties hereto in writing, duly executed by the authorized representatives of each Party. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

15. Force Majeure. Any delays in or failure of performance by any Party hereto, other than the payment of money, shall not constitute a default hereunder if and to the extent such delays or failures of performance are caused by occurrences beyond the reasonable control of such Party, including, but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any causes, whether or not of the same class or kind as those specifically named above, which are not within the reasonable control of such Party, and which by the exercise of reasonable diligence, such Party is unable to prevent.

16. Assignment. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or mailed by registered or certified mail (return receipt requested) to the Party at the following address for each Party (or at such other address for a Party as shall be specified by like notice to the other Party):

If to Potlatch, to:

Potlatch Corporation

601 W. First Avenue, Suite 1600

Spokane, WA 99201

Facsimile:          (509) 835-1561

Attention:           General Counsel

If to Clearwater, to:

Clearwater Paper Corporation

601 W. Riverside Avenue, Suite 1100

Spokane, WA 99201

Facsimile:          [—]

Attention:           General Counsel

18. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

19. No Third Party Beneficiaries. Except as set forth in Section 6, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties, and their respective successors and permitted assigns, any rights or remedies of any nature whatsoever under or by virtue of this Agreement.

20. Responsible Parties. Each Party shall be responsible for its Affiliates’ compliance with the terms and conditions of this Agreement.

21. Dispute Resolution. All disputes arising between the Parties relating to this Agreement shall be handled in accordance with Article 11 of the Separation and Distribution Agreement.

22. Severability. The Parties agree that (i) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) any such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the remaining provisions shall remain valid and enforceable to the fullest extent permitted by applicable law.

23. Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

POTLATCH RETAINCO LLC, a Delaware limited liability company

By:
Name:	Michael J. Covey
Title:	Authorized Officer

CLEARWATER PAPER CORPORATION, a Delaware corporation

By:
Name:	Gordon L. Jones
Title:	President and Chief Executive Officer

EXHIBIT A

SERVICES TO BE RENDERED BY AND FEES TO BE PAID TO

POTLATCH CORPORATION AFFILIATES

EXHIBIT B

SERVICES TO BE RENDERED BY AND FEES TO BE PAID TO

CLEARWATER PAPER CORPORATION